UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive, Las Vegas, NV		89113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2013,  Allegiant Travel Company (the "Company"), through a wholly owned subsidiary, modified its existing Loan Agreement with Wells Fargo Bank and Wells Fargo Equipment Finance, Inc. under which it borrowed $48.0 million secured by three Airbus 320 aircraft and one Airbus 319 aircraft. The notes evidencing the loan bear a fixed interest rate and will be amortized in monthly installments over 60 months. The Company has guaranteed the debt. The proceeds from the additional loan were applied to prepay debt of approximately $10.5 million secured by four Boeing 757 aircraft with the balance of the financing proceeds to be used for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013            ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

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